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                                                                   EXHIBIT 10.13


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                        WORKERS' COMPENSATION QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2001

                                    issued to

                     American Compensation Insurance Company
                             Bloomington, Minnesota













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                                TABLE OF CONTENTS



    ARTICLE                                                                                                    PAGE
           I      Classes of Business Reinsured                                                                 1
          II      Commencement and Termination                                                                  1
         III      Territory                                                                                     2
          IV      Exclusions                                                                                    2
           V      Retention and Limit                                                                           3
          VI      Definitions                                                                                   4
         VII      Loss in Excess of Policy Limits/ECO                                                           6
        VIII      Claims and Allocated Loss Adjustment Expense                                                  6
          IX      Salvage and Subrogation                                                                       7
           X      Original Conditions (BRMA 37B)                                                                7
          XI      Commission                                                                                    7
         XII      Experience Account                                                                            7
        XIII      Reports and Remittances                                                                       8
         XIV      Offset (BRMA 36C)                                                                             9
          XV      Access to Records (BRMA 1D)                                                                   9
         XVI      Errors and Omissions (BRMA 14F)                                                               9
        XVII      Taxes (BRMA 50B)                                                                             10
       XVIII      Currency (BRMA 12A)                                                                          10
         XIX      Unauthorized Reinsurers                                                                      10
          XX      Insolvency                                                                                   11
         XXI      Arbitration                                                                                  12
        XXII      Maximum Per Occurrence Limits                                                                13
       XXIII      Service of Suit (BRMA 49C)                                                                   13
        XXIV      Governing Law                                                                                14
         XXV      Intermediary (BRMA 23A)                                                                      14

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                        WORKERS' COMPENSATION QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2001

                                    issued to

                     American Compensation Insurance Company
                             Bloomington, Minnesota
                   (hereinafter referred to as the "Company")

                                       by

                   The Subscribing Reinsurer(s) Executing the
                     Interests and Liabilities Agreement(s)
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")



ARTICLE I - CLASSES OF BUSINESS REINSURED

A. By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept quota share reinsurance of the Company's ultimate net loss under any binder, policy or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company (hereinafter called "policies") in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Workers' Compensation and/or Employers Liability business.

B. The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.


ARTICLE II - COMMENCEMENT AND TERMINATION

A. This Contract shall become effective at 12:01 a.m., Central Standard Time, January 1, 2001, with respect to losses occurring on or after that time and date, and shall continue in force thereafter until terminated.

B. Either party may terminate this Contract on any December 31 by giving the other party not less than 90 days prior notice by certified mail. The Company shall have the option to terminate this Contract at the end of any month by giving the Reinsurer not less than 30 days prior notice by certified mail.



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C.    The Reinsurer may terminate or renegotiate this Contract at any time in the event any of the following circumstances occur:

      1. The Company's policyholders' surplus is reduced by 30.0% or more from the amount of surplus at the date of the Subscribing Reinsurer's most recent financial statement available at the inception or most recent anniversary date of this Contract; or

      2. The Company's A.M. Best's rating is assigned or downgraded to B- or less; or

      3.    The Company has a change in ownership (as hereinafter defined);
            and/or

      4.    The Company has a change in management (as hereinafter defined).

D. Unless the Company elects to reassume the ceded unearned premium in force on the effective date of termination, and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination, this Contract shall terminate on a runoff basis and therefore, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs.

E. "Change in ownership" as used herein shall mean a change of 50.0% or more in the ownership of the voting stock of the Company.

F. "Change in management" as used herein shall mean that four or more individuals within the Company's senior management team (Team S) who make the critical Company decisions leave the Company during the same contract year (as defined in Article VI).

ARTICLE III - TERRITORY

This Contract shall only apply to policies issued to insureds domiciled in the United States of America, its territories and possessions, Puerto Rico and the District of Columbia; but this limitation shall not apply to losses if the Company's policies provide coverage outside the aforesaid territorial limits.

ARTICLE IV - EXCLUSIONS

A.    This Contract does not apply to and specifically excludes the following:

      1.    Jones Act Liability.

      2. Radioactive contamination, whether directly or indirectly arising out of a nuclear incident.


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      3.    United States Longshore and Harbor Workers' Compensation Act
            Liability.

      4. Professional sports teams, when written as such, including players, coaches, trainers and all other personnel who regularly travel with the team. This exclusion shall not apply to administrative personnel who do not travel with the team.

      5.    Commercial airline flight crews.

      6. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, but this exclusion shall not apply to Assigned Risk Plans or similar plans.

      7. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

      8. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

B. If the Company provides insurance for an insured with respect to any exposure classified under subparagraph 3 of paragraph A above, and if such exposure constitutes only an incidental part of the payroll applicable to the exposure, such exclusion shall not apply. "Incidental" as used herein is defined as 20.0% or less of the overall payroll (excluding clerical) for an insured's policy.


ARTICLE V - RETENTION AND LIMIT

A. As respects business subject to this Contract, the Company shall retain and be liable for 50.0% of its ultimate net loss. Except as provided in paragraph B below, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 50.0% of the Company's ultimate net loss.

B. As respects losses occurring during each contract year, the Company shall retain, in addition to its quota share retention set forth above, the following:


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      1.    100% of the ultimate net loss in excess of 60.0% of premiums earned for the contract year. However, such additional retention shall not exceed an amount equal to 6.0% of premiums earned for the contract year, and shall hereinafter be referred to as the "first loss retention corridor;" and

      2. 50.0% of the ultimate net loss in excess of 66.0% of premiums earned for the contract year. However, such additional retention shall not exceed an amount equal to 50.0% of 7.5% of premiums earned for the contract year, and shall hereinafter be referred to as the "second loss retention corridor;" and

      3. 100% of the ultimate net loss in excess 73.5% of premiums earned for the contract year. However, such additional retention shall not exceed an amount equal to 6.5% of premiums earned for the contract year, and shall hereinafter be referred to as the "third loss retention corridor."

C. The liability of the Reinsurer shall not exceed 90.25% of premiums earned for the contract year less any amounts retained by the Company in the first, second and third loss retention corridors. If this Contract is terminated on a runoff basis, the liability of the Reinsurer for the runoff contract year shall not exceed 82.0% of premiums earned for the runoff contract year, less any amounts retained by the Company in the first, second and third loss retention corridors.


ARTICLE VI - DEFINITIONS

A. "Ultimate net loss" as used herein is defined as the actual loss or losses paid by the Company or for which the Company is liable to pay, including allocated loss adjustment expenses. Such loss or losses shall not include any levies, fees or assessments from any government agency. All salvage, subrogation and recoveries from reinsurance which inures to this Contract, whether collected or not, will be deducted from the ultimate net loss.

B. "Allocated loss adjustment expense" as used herein is defined as the expenses assignable to the investigation, defense and/or settlement of a specific claim, including litigation expenses, interest on judgments and declaratory judgment expense, but not including salaries and benefits of the Company, its directors, officers or employees, office expenses, overhead, expenses paid to a company that is part of or affiliated with the Company or is an economically related enterprise, and other fixed expenses of the Company.

C. As respects occupational disease or cumulative trauma, the date of a loss for purposes hereof shall be deemed to be the date when the compensable disability of the employee commences, or if there is no such disability, the date when the medical treatment commences.


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      Notwithstanding the provisions of Article V, the liability of the
      Reinsurer for losses arising out of all occupational disease cases occurring during any one contract year shall not exceed 2.5% of the Company's ceded earned premium for such contract year.

D. "Occupational disease" as used herein is defined as any abnormal condition that fulfills all of the following conditions:

      1. It is not traceable to a definite compensable accident occurring during the employee's past or present employment;

      2. It has been caused by exposure to a disease producing agent or agents present in the employee's occupational environment; and

      3.    It has resulted in disability or death.

E. "Cumulative trauma" as used herein is defined as any injury that fulfills all of the following conditions:

      1. It is not traceable to a definite compensable accident occurring during the employee's past or present employment;

      2. It has occurred from, and has been aggravated by, a repetitive employment related activity; and

      3.    It has resulted in disability or death.

F. "Ceded premiums" as used herein is defined as the Reinsurer's share of subject premium.

G. "Subject premium" as used herein is defined as the Company's gross written premium hereunder, less cancellations and return premiums, and less premium ceded for reinsurance which inures to the benefit of this Contract.

H. "Gross written premium" as used herein is defined as all premiums written by the Company for the classes of business referred to in Article I.

I. "Contract year" as used herein shall mean the period from January 1, 2001 to December 31, 2001, both days inclusive, and each respective 12-month period thereafter (or portion thereof, in the event this Contract is terminated prior to any December 31) that this Contract continues in force. In the event this Contract is terminated on a "runoff" basis, the runoff period (as described generally in paragraph D of Article II) shall be considered a separate contract year and shall herein be referred to as the "runoff contract year."


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ARTICLE VII - LOSS IN EXCESS OF POLICY LIMITS/ECO

A. In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") because of alleged or actual bad faith, negligence or fraud on its part in rejecting an offer of settlement within policy limits, or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Contract, the loss in excess of policy limits and/or the extra contractual obligations, including any litigation expenses included in such amounts, shall be added to the Company's loss, if any, under the policy involved, and the sum thereof shall be subject to the provisions of Article V.

B. An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

C. Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act directed against the Company by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim under a policy subject to this Contract.

D. Recoveries from any form of insurance or reinsurance which protects the Company against claims the subject matter of this Article shall inure to the benefit of this Contract.

ARTICLE VIII - CLAIMS AND ALLOCATED LOSS ADJUSTMENT EXPENSE

A. Losses shall be reported by the Company in summary form as hereinafter provided, but the Company shall notify the Reinsurer immediately when a specific case involves unusual circumstances or large loss possibilities. The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.

B. All loss settlements made by the Company, whether under strict policy conditions or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its proportion of each such settlement in accordance with Article XIII.

C. In the event of a claim under a policy subject hereto, the Reinsurer shall be liable for its proportionate share of allocated loss adjustment expense incurred by the Company in connection therewith and shall be credited with its proportionate share of any recoveries of such expense.


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ARTICLE IX - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with its proportionate share of salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE X - ORIGINAL CONDITIONS (BRMA 37B)

A. All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations and to the same modifications and alterations as the respective policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. The Reinsurer shall be credited with its exact proportion of the original premiums received by the Company, prior to disbursement of any dividends, but after deduction of premiums, if any, ceded by the Company for inuring reinsurance.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE XI - COMMISSION

A. The Reinsurer shall allow the Company a 41.0% commission on all ceded premiums to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B. It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except allocated loss adjustment expense.

ARTICLE XII - EXPERIENCE ACCOUNT

A. The Reinsurer shall establish and maintain a cumulative Experience Account balance from the effective date of this Contract until the complete and final release of each parties' obligations to the other under this Contract.

B.    The Experience Account balance shall, at any point in time, be defined as:

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      1.    100% of the cumulative reinsurance premium due from and paid by the
            Company and received by the Reinsurer; less

      2.    Ceding commission on (1) above; less

      3.    The Reinsurer's margin, equal to 4.75% of (1) above; less

      4.    The cumulative ultimate net loss paid by the Reinsurer; plus

      5. The cumulative Experience Account Interest Credit (as hereinafter defined).

C. The Company shall have the option to commute this Contract at any time after the effective date of termination if the Experience Account balance, as calculated above, is positive, in which event, the Reinsurer shall pay the Company an amount equal to the Experience Account balance as promptly as possible. Commutation in accordance with the foregoing shall constitute a complete and final release of the Reinsurer in respect of the Reinsurer's obligations to the Company under this Contract. If, after the effective date of termination, the Experience Account balance as calculated above is negative, commutation shall be subject to mutual agreement between the parties hereto.

D.    "Experience Account Interest Credit" shall equal the following:

                         [a times (i - .25%)] times .25

      where:

      a = the ending quarterly Experience Account balance;

      i = the five-year U.S. Treasury Bill rate as of the last business day of the quarter.

ARTICLE XIII - REPORTS AND REMITTANCES

A. As promptly as possible after the effective date of this Contract, the Company shall provide the Reinsurer an electronic listing of policies in force at the effective date of this Contract and the unearned premium on such policies. The Company shall remit, as promptly as possible, the Reinsurer's share of the unearned premium (less ceding commission thereon) applicable to subject business in force at the effective date of this Contract. In the event the Company fails to remit such unearned premium within 30 days after binding this coverage, the Reinsurer shall have the option to terminate this Contract retroactively to inception. Unearned premium paid more than 30 days after binding this coverage, and premiums paid more than 60 days after the end of each calendar quarter shall accrue interest at a compound rate of 0.4% per month.

B. Within 30 days after the end of each calendar quarter, the Company shall report to the Reinsurer:


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      1.    Ceded net written premium for the calendar quarter;

      2.    Commission thereon;

      3. Ceded losses and allocated loss adjustment expense paid during the calendar quarter;

      4. Ceded losses and allocated loss adjustment expense known outstanding as of the end of the calendar quarter;

      5. Ceded incurred but not reported loss reserves outstanding as of the end of the calendar quarter;

      6.    Open and closed claims counts;

      7.    Ceded unearned premium reserves as of the end of the quarter.

      The positive balance of (1) less (2) less (3) shall be remitted by the Company within 30 days of its report. Any balance shown to be due the Company shall be remitted by the Reinsurer within 30 days after receipt and verification of the Company's report.

C. Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

ARTICLE XIV - OFFSET (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

ARTICLE XV - ACCESS TO RECORDS (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

ARTICLE XVI - ERRORS AND OMISSIONS (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


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ARTICLE XVII - TAXES (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XVIII - CURRENCY (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XIX - UNAUTHORIZED REINSURERS

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded unearned premium and outstanding loss and allocated loss adjustment expense reserves (including incurred but not reported loss reserves) by:

      1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

      2.    Escrow accounts for the benefit of the Company; and/or

      3.    Cash advances;

      if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which

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      automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

      1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer;

      2. To reimburse itself for the Reinsurer's share of losses and/or allocated loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

      3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

      4. To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and allocated loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

      5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and allocated loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

      In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

ARTICLE XX - INSOLVENCY

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in


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      the receivership, and that during the pendency of such claim, the
      Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

ARTICLE XXI - ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties.


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      Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E. Unless otherwise mutually agreed between the Company and the Reinsurer, any arbitration will take place in Minneapolis, Minnesota and all proceedings pursuant hereto shall be governed by the law of the State of Minnesota.

ARTICLE XXII - MAXIMUM PER OCCURRENCE LIMITS

The maximum per occurrence limits as respects each policy subject hereto shall be as follows, or so deemed:

      1. $25,000 (including allocated loss adjustment expense) as respects all subject policies in force as of the effective date of this Contract;

      2. The Company's low retention with the Workers' Compensation Reinsurance Association (excluding allocated loss adjustment expense) as respects subject policies issued to insureds domiciled in the State of Minnesota and incepting or renewing on or after the effective date of this Contract;

      3. $300,000 (including allocated loss adjustment expense) as respects subject policies issued to insureds domiciled in states other than Minnesota and incepting or renewing on or after the effective date of this Contract.

ARTICLE XXIII - SERVICE OF SUIT (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of


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      any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXIV - GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Minnesota, exclusive of its rules with respect to conflicts of law, except as to state rules with respect to credit for reinsurance in which case the rules of all applicable states shall apply.

ARTICLE XXV - INTERMEDIARY (BRMA 23A)

Benfield Blanch Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, allocated loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Blanch Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Minneapolis, Minnesota, this 20th day of February in the year 2002.


                             /s/ ALFRED L. LATENDRESSE
                             ---------------------------------------------------
                             American Compensation Insurance Company


              Original agreement, signed on September 27, 2001 by
                   Jeffrey B. Murphy, was superceded by this
                     agreement signed on February 20, 2002.


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                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                   St. Paul Fire and Marine Insurance Company
                               St. Paul, Minnesota
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                        WORKERS' COMPENSATION QUOTA SHARE
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2001

                         issued to and duly executed by

                     American Compensation Insurance Company
                             Bloomington, Minnesota


The Subscribing Reinsurer hereby accepts a 100% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective at 12:01 a.m., Central Standard Time, January 1, 2001, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

This Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Morristown, New Jersey, this 27th day of September in the year 2001.

                                       /s/ JUDITH S. VOGEL
                                       -----------------------------------------
                                       St. Paul Fire and Marine Insurance
                                       Company
                                       by St. Paul Re, Inc.



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